                                                                Exhibit 10.7
                                LEASE AMENDMENT



 DATED:        April 15, 1996

 BETWEEN:      PACIFIC REALTY ASSOCIATES, LP.,
               a Delaware limited partnership                      LANDLORD

 AND:          FLIR SYSTEMS, INC.,
               an Oregon corporation                               TENANT



  By written Lease dated February 11, 1985, Tenant Leased from Landlord approximately 20,118 square feet of office, production and storage space located in Building F, PacTrust Business Center, 16505 S.W. 72nd Avenue, Portland, Oregon 97224. By Lease Amendment dated May 19, 1986, the lease was amended and the term extended. By Lease Amendment dated March 6, 1989, Tenant Leased an additional approximately 24,650 square feet of warehouse and office space and the term of the Lease was extended. By Lease Amendment dated February 28, 1990, the lease was amended. By Lease Amendment dated July 31, 1990, Tenant Leased an additional approximately 2,656 square feet of office and storage space. By Lease Amendment dated August 29,1991, the Lease was amended. Tenant's Leased area within Building F now totals approximately 47,424 square feet of office, production, warehouse and storage space. By Lease Amendment dated June 24,1992, Tenant Leased an additional approximately 5,400 square feet of office and warehouse space located in Building D PacTrust Business Center, 16195 S.W. 72nd Avenue, Portland, Oregon 97224. By Lease Amendment dated January 21,1993, Tenant Leased an additional approximately 3,850 square feet of warehouse and office space in Building D and the term of the Lease was extended. By Lease Amendment dated August 26, 1993, Tenant Leased an additional approximately 6,590 square feet of warehouse and office space in Building D and the Lease was amended. By Lease Amendment dated November 22, 1993, the Lease was amended. By Lease Amendment dated September 5, 1995, Tenant Leased an additional approximately 9,160 square feet of office and warehouse space in Building D and the Lease was amended and extended. Tenant's Leased area within Building D now totals approximately 25,000 square feet of office space. Tenant's Leased area within Buildings F and D totals approximately 72,424 square feet of office, production, warehouse and storage space ("hereinafter referred to as the Premises"). Such documents are hereinafter jointly referred to as "the Lease". The Lease expires September 30, 2000.

    Tenant now wishes Landlord to amortize the cost of additional improvements constructed within the Premises.

       NOW, THEREFORE, the parties agree as follows:

1. Landlord has constructed additional improvements within Building D totaling $22,635.71. Said amount shall be amortized over 53 months at 11 percent interest, resulting in a rental increase of $541.00 per month commencing May 1,1996 and continuing through September 30, 2000.

2. Landlord shall construct additional improvements within Building F totaling $79,893.00. Said amount shall be amortized over 53 months at 11 percent interest resulting in a rental increase of $1,910.00 per month commencing May 1,1996 and continuing through September 30, 2000.


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3.   Base rent for Buildings F and D shall be according to the following revised schedule

                    Base Rent per
                        Month
Period                 Building F     Bldg. F Tls   F Add'l     Building D     Building D   D Add'l   Sec.Sys*    Total
5/1/96-3/31/98         36,188          1,840       1,910         18,221          1,162         541        978    60,840

4/1/98-3/31/99         38,270          1,840       1,910         18,221          1,162         541        978    62,922

4/1/99-9/30/00         38,893          1,217       1,910         19,101            282         541        978    62,922

    *Amortization of $45,000.00 security system at interest rate of 11 percent per annum.

4. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the existing term.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first written above.


       PACIFIC REALTY ASSOCIATES, LP.,         FLIR SYSTEMS, INC.,
       an Oregon corporation                   an Oregon corporation

       By PacTrust Realty, Inc.,
          Its General Partner


        By  /s/ David G. Hicks               By  /s/ James A. Fitzhenry
           ------------------------             -----------------------------
              David G. Hicks                           James A. Fitzhenry
              Vice President                       Vice President and General
                                                   Counsel